UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SilverBox Corp III

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SilverBox Corp III
1250 S. Capital of Texas Highway
Building 2, Suite 285
Austin, TX 78746

SUPPLEMENT TO

PROXY STATEMENT DATED AUGUST 6, 2024

FOR SPECIAL MEETING

OF

SILVERBOX CORP III

Dear Stockholders of SilverBox Corp III:

SilverBox Corp III, a Delaware corporation (the “Company”, “we”, “us” or “our”) previously filed its definitive proxy statement dated August 6 24, 2024 (the “Proxy Statement”) in connection with its special meeting to be held virtually on August 23, 2024 at 7:00 A.M., Pacific time (the “special meeting”), which will be conducted via live webcast register to attend at https://www.cstproxy.com/silverboxcorpiii/2024. Capitalized terms not defined herein have the terms set forth in the Proxy Statement.

The purpose of this document is to supplement the Proxy Statement solely to clarify (i) the description of the voting standard for the Extension Amendment Proposal, the Founder Share Amendment Proposal or the Redemption Limitation Amendment Proposal (collectively, the “Charter Proposals” and individually, a “Charter Proposal”) to reflect that an abstention and a broker non-vote will have the effect of a vote against a Charter Proposal, and (ii) the description of the quorum requirement to reflect that broker non-votes will not be considered for purposes of a quorum.

Specifically, the following sentences are amended and restated as follows:

1.	The second sentence of the first paragraph under “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING - What vote is required to adopt the Extension Amendment Proposal?” on page 10 of the Proxy Statement.

Accordingly, a stockholder’s failure to vote by proxy or to vote in person online at the Special Meeting, an abstention from voting, or a broker non-vote will have the same effect as a vote against the Extension Amendment Proposal.

2.	The second sentence of the first paragraph under “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING - What vote is required to adopt the Redemption Limitation Amendment Proposal?” on page 11 of the Proxy Statement.

Accordingly, a stockholder’s failure to vote by proxy or to vote in person online at the Special Meeting, an abstention from voting, or a broker non-vote will have the same effect as a vote against the Redemption Limitation Amendment Proposal.

3.	The paragraph under “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING - What will happen if I abstain from voting or fail to vote at the Special Meeting?” on page 16 of the Proxy Statement.

At the Special Meeting, the Company will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote will have the same effect as a vote against the Extension Amendment Proposal, the Founder Share Amendment Proposal or the Redemption Limitation Amendment Proposal. Abstentions will have no effect on the outcome of the Adjournment Proposal.

4.	The second sentence of the second paragraph under “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING - What is a quorum requirement?” on page 14 of the Proxy Statement.

Abstentions will be counted towards the quorum requirement, but broker non-votes will not.

This Supplement should be read in conjunction with the Proxy Statement, which should be read in its entirety. Except as specifically amended by this Supplement, all information in the Proxy Statement remains unchanged and the Proxy Statement continues to be in full force and effect as originally filed. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you have submitted a proxy and wish to change your vote, you may revoke your proxy at any time before it is exercised at the Special Meeting by: delivering to our Chief Executive Officer by mail a written notice stating that the proxy is revoked; signing and delivering a proxy bearing a later date; voting again online; or voting at the Special Meeting while the polls are open by visiting https://www.cstproxy.com/silverboxcorpiii/2024 (note that attendance at the Special Meeting will not, by itself, revoke a proxy unless you vote again electronically at the Special Meeting). Please note, however, that if your shares are held in street name by a broker or other nominee and you wish to revoke a proxy, you must contact the broker or nominee to revoke any prior voting instructions.

This Proxy Supplement is dated August 16, 2024